Exhibit 99.1
Extractive Sector Transparency Measures Act - Resource Extraction Payment Report for the year ended December 31, 2023

Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	Imperial Oil Limited
Reporting Year	From	2023-01-01	To:	2023-12-31	Date submitted	2024-04-23
Reporting Entity ESTMA Identification Number	E425849		☑	Original Submission
			☐	Amended Report
Other Subsidiaries Included (optional field)

For Consolidated Reports - Subsidiary Reporting Entities Included in Report:	E752542 Imperial Oil Resources Limited, E891279 Imperial Oil Resources N.W.T. Limited

Not Substituted

Attestation by Reporting Entity
In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Chris Leyerzapf				Date	2024-04-04
Position Title	Assistant Controller

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year			From:	2023-01-01	To:	2023-12-31
Reporting Entity Name			Imperial Oil Limited					Currency of the Report		CAD
Reporting Entity ESTMA Identification Number			E425849
Subsidiary Reporting Entities (if necessary)			E752542 Imperial Oil Resources Limited, E891279 Imperial Oil Resources N.W.T. Limited
Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
Canada	GOVERNMENT OF ALBERTA		461,190,000	1,060,610,000	21,940,000					1,543,740,000
Canada	REGIONAL MUNICIPALITY OF WOOD BUFFALO		52,360,000							52,360,000
Canada	MUNICIPAL DISTRICT OF BONNYVILLE NO 87		29,960,000							29,960,000
Canada	TOWN OF NORMAN WELLS		5,150,000							5,150,000
Canada	GOVERNMENT OF BRITISH COLUMBIA				110,000					110,000
Canada	GOVERNMENT OF CANADA		1,345,380,000	1,680,000	630,000					1,347,690,000
Canada	GOVERNMENT OF QUEBEC		20,050,000							20,050,000
Canada	ATHABASCA CHIPEWYAN FIRST NATION				4,260,000					4,260,000
Canada	COLD LAKE FIRST NATIONS				1,050,000					1,050,000
Canada	ELIZABETH METIS SETTLEMENT				700,000					700,000
Canada	FORT MCKAY FIRST NATION				7,540,000					7,540,000
Canada	FORT MCKAY METIS COMMUNITY ASSOCIATION				1,140,000					1,140,000

Canada	FORT MCMURRAY #468 FIRST NATION	1,350,000	1,350,000
Canada	HEART LAKE FIRST NATION	180,000	180,000
Canada	METIS NATION OF ALBERTA ASSOCIATION LOCAL #125 FORT CHIPEWYAN	1,140,000	1,140,000
Canada	METIS NATION OF ALBERTA ASSOCIATION LOCAL #1935 FORT MCMURRAY	900,000	900,000
Canada	MIKISEW CREE FIRST NATION	2,130,000	2,130,000
Canada	ONION LAKE CREE NATION	300,000	300,000
Canada	WHITEFISH LAKE FIRST NATION	180,000	180,000
Canada	BEAVER LAKE CREE NATION	150,000	150,000
Canada	BUFFALO LAKE METIS SETTLEMENT	750,000	750,000

Additional Notes:	This consolidated report includes payments for the period of January 1, 2023 to December 31, 2023, for the following reporting entities: E752542 Imperial Oil Resources Limited, E891279 Imperial Oil Resources N.W.T. Limited.
[1] Enter the proper name of the Payee receiving the money (i.e. the municipality of x, the province of y, national government of z).
[2] Optional field.
[3] When payments are made in-kind, the notes field must highlight which payment includes in-kind contributions and the method for calculating the value of the payment.
[4] Any payments made in currencies other than the report currency must be identified. The Reporting Entity may use the "Additional notes" row or the "Notes" column to identify any payments that are converted, along with the exchange rate and primary method used for currency conversions.

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year		From:	2023-01-01	To:	2023-12-31
Reporting Entity Name		Imperial Oil Limited					Currency of the Report		CAD
Reporting Entity ESTMA Identification Number		E425849
Subsidiary Reporting Entities (if necessary)		E752542 Imperial Oil Resources Limited, E891279 Imperial Oil Resources N.W.T. Limited
Payments by Project
Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
Canada	COLD LAKE	29,960,000	612,990,000	10,200,000					653,150,000
Canada	KEARL	52,360,000	447,160,000	24,120,000					523,640,000
Canada	OTHER OIL SANDS	1,826,620,000		8,100,000					1,834,720,000
Canada	CONVENTIONAL		460,000	1,670,000					2,130,000
Canada	NORMAN WELLS	5,150,000	1,680,000	10,000					6,840,000
Canada	HORN RIVER			350,000					350,000

Additional Notes[3]:	This consolidated report includes payments for the period of January 1, 2023 to December 31, 2023, for the following reporting entities: E752542 Imperial Oil Resources Limited, E891279 Imperial Oil Resources N.W.T. Limited.
[1] Enter the project that the payment is attributed to. Some payments may not be attributable to a specific project, and do not need to be disclosed in the "Payments by Project" table.
[2] When payments are made in-kind, the notes field must highlight which payment includes in-kind contributions and the method for calculating the value of the payment.
[3] Any payments made in currencies other than the report currency must be identified. The Reporting Entity may use the "Additional Notes" row or the "Notes" column to identify any payments that are converted, along with the exchange rate and primary method used for currency conversions.